NEUBERGER&BERMAN MANAGEMENT
                             SUB-ADVISORY AGREEMENT

                                   SCHEDULE A

SERIES                                               DATE ADDED TO AGREEMENT

AMT Growth Investments                                     May 1, 1995

AMT Partners Investments                                   May 1, 1995

AMT Balanced Investments                                   May 1, 1995

AMT Limited Maturity Bond Investments                      May 1, 1995

AMT Liquid Asset Investments                               May 1, 1995

AMT International Investments                              May 1, 1995

AMT Guardian Investments                                   October 15, 1997

AMT Mid-Cap Growth Investments                             October 15, 1997

AMT Socially Responsive Investments                        August 19, 1998



Dated:  August 19, 1998